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                         [AMERIANA BANCORP LETTERHEAD]


                                  News Release

Contact:   Jerome J. Gassen
           President and Chief Executive Officer
           (765) 529-2230

       AMERIANA BANCORP REPORTS NET INCOME OF $393,000 OR $0.13 PER SHARE
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2008

NEW CASTLE, Ind. (October 16, 2008) - Ameriana Bancorp (NASDAQ:ASBI) today announced net income of $393,000 or $0.13 per basic and diluted share for the quarter ended September 30, 2008, as the Company grew its loan portfolio in the third quarter and achieved slightly higher earnings compared with $383,000 for each of the first two quarters of the year. These improvements were realized in a difficult economic environment with a global financial crisis that has continued to expand sharply.

         Net income in the year-earlier period totaled $1,390,000 or $0.47 per basic and diluted share, but included a recovery of $2,750,000 in a settlement of litigation related to purchases of pooled leases. This recovery increased third quarter 2007 earnings by $1,815,000, or $0.61 per share on an after-tax basis. For the first nine months of 2008, Ameriana posted net income of $1,159,000 or $0.39 per basic and diluted share compared with net income of $1,344,000 or $0.45 per basic and diluted share, in the same period last year, which included the aforementioned recovery.

         Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to report continued growth and improved core profitability for the third quarter, extending the operating trends we have experienced throughout 2008. This progress demonstrates the success of our strategies to expand in new markets, reach new customers - especially with our increasing emphasis on commercial lending - and provide a foundation that we believe can deliver consistent earnings growth over the long term.

         "Our improved operating results for the third quarter show the impact of our efforts to expand Ameriana's business model as a full-service financial institution with a strong commercial focus," Gassen continued. "Moreover, confronting a declining-rate environment, our asset/liability management strategies have continued to make a positive impact on net interest income and net interest margin."

         Ameriana's earnings for the first nine months of 2008 reflect growth in the Company's loan portfolio and its increased focus on commercial lending. Since December 31, 2007, the Company's loan portfolio has grown 7%, including an 11% increase in commercial loans. Current economic conditions and events, along with more conservative underwriting standards in the secondary market, have resulted in a slowing of lending activities in Ameriana's market area. However, the Company's loan pipeline for the fourth quarter remains encouraging.

                                     -MORE-

2118 Bundy Avenue
PO Box H
New Castle, IN 47362-1048
765.529.2230
Fax 765.521.7628
www.ameriana.com

ASBI Reports Third Quarter Results
Page 2
October 16, 2008


         During the third quarter, Ameriana continued to pursue strategic growth, receiving regulatory approval to open a new, full-service banking center in Westfield, Indiana, which lies north of Indianapolis in Hamilton County. This new center - Ameriana Bank's seventh in the greater Indianapolis area and its fourteenth across central Indiana - along with a loan production office in Carmel, will help build a greater presence for Ameriana across the northeast corridor of Indianapolis. Expected to open in the second quarter of 2009, Westfield will complement other new banking centers in Fishers, which opens this month, and in West Carmel, which will open in November 2008.

         Gassen added, "Clearly, the turmoil we have witnessed in the banking industry since the summer months has been unsettling, and it is clear this volatility may affect the near-term health of the economy. Against these macro-economic and industry headwinds, Ameriana remains focused on safety, security and stability. We continue to apply a disciplined approach to credit, and we are well-funded by customer deposits that show year-over-year growth. Most important, Ameriana is financially sound and exceeds all of the regulatory capital levels required to be considered a 'well-capitalized' institution."

         Ameriana's net interest income for the third quarter of 2008 increased 24% to $3,008,000 from $2,427,000 in the year-earlier period. The increase in net interest income resulted from Ameriana's increased emphasis on commercial lending and the higher yields it provides, the Company's balance sheet restructuring strategies that began in late 2006, and efforts to increase core deposits, allowing it to reduce funding costs quickly in a declining-rate environment. Net interest income for the first nine months of 2008 increased 21% to $8,746,000 versus $7,225,000 in the comparable period last year and, as for the quarter, reflected loan growth and an improved net interest margin.

         The Company's net interest margin on a fully tax-equivalent basis for the third quarter declined slightly to 3.15% from 3.19% in the second quarter of 2008, but was 41 basis points higher than 2.74% in the year-earlier quarter. The decrease in the net interest margin compared with the trailing quarter was due primarily to $54,000 of accrued interest not being recognized as income as a result of the $1,691,000 non-performing loan discussed below being placed on non-accrual status. Had that income been recognized, the net interest margin for the third quarter would have been 3.21%. For the first nine months of 2008, the net interest margin rose 40 basis points to 3.10% from 2.70% for the year-earlier period.

         Non-performing loans at September 30, 2008, totaled $4,515,000, up $1,023,000 from $3,492,000 at June 30, 2008. This increase was due primarily to the reclassification of a multi-family loan of $1,691,000 in Anderson, Indiana. Accruing delinquent loans less than 90 days totaled $3,525,000 at September 30, 2008, down slightly from $3,649,000 at June 30, 2008. Ameriana has no direct exposure to sub-prime loans in its loan portfolio.

         Other real estate owned (OREO) totaled $4,044,000 at September 30, 2008, and represented 1.27% of outstanding loans. OREO was up only slightly from a total of $4,026,000 at June 30, 2008.

                                     -MORE-

ASBI Reports Third Quarter Results
Page 3
October 16, 2008

         Ameriana's provision for loan losses for the third quarter was $205,000, reflecting loan growth, especially in commercial loans, and the increase in non-performing loans. In the year-earlier quarter, Ameriana posted a positive adjustment of $1,927,000 as a result of the aforementioned litigation settlement proceeds. The Company's allowance for loan losses totaled 0.95% of total loans as of September 30, 2008, versus 0.94% at June 30, 2008, and 0.90% at December 31, 2007.

         Other income for the third quarter of 2008 was $1,023,000, up 4% from $985,000 in the same quarter in 2007. Other income for the first nine months of 2008 increased 7% to $3,184,000 from $2,963,000 in the year-earlier period, primarily reflecting an increase of $84,000 in fees and service charges from deposit accounts, and a $46,000 increase in cash surrender value of life insurance compared with the year-earlier period. Additionally, in the first nine months of 2008, the Company realized $54,000 in net gains from the sale of investment portfolio securities, and a $49,000 gain from the partial redemption of the Company's equity interest in Visa realized through Visa's recent initial public offering. The sales of securities consisted almost entirely of municipal bonds that were disposed of primarily for income tax and liquidity reasons.

         Other expense for the third quarter declined 2% to $3,458,000 from $3,544,000 in the same quarter last year. Other expense for the first nine months of 2008 totaled $10,321,000, down 1% from $10,456,000 in the first nine months of 2007. Both declines reflected reduced legal and professional fees this year with the mid-2007 conclusion of the Company's litigation related to the lease pools.

         For the third quarter of 2008, the Company's earnings included a $25,000 income tax benefit, due primarily to tax-exempt income from bank-owned life insurance (BOLI) and tax-exempt income from municipal securities and loans. For the first nine months of 2008, the income tax benefit was $347,000, reflecting a $150,000 reversal of an income tax liability recorded in prior years that resulted from a favorable tax court ruling regarding the application of the Tax Equity and Fiscal Responsibility Act penalty to investment subsidiaries of commercial banks, and the significant amount of tax-exempt interest on municipal securities and tax-exempt income from increases in the cash value of BOLI.

         Ameriana's total assets were $467,802,000 at September 30, 2008, up 10% from $426,791,000 at December 31, 2007. The Company's loan portfolio increased 7% to $317,739,000 at September 30, 2008, from $296,950,000 at December 31,
2007. Investment securities totaled $78,221,000 at September 30, 2008, up 17% from $66,692,000 at December 31, 2007. The increase resulted from purchases of U.S. government agency mortgage-backed securities.

                                     -MORE-

ASBI Reports Third Quarter Results
Page 4
October 16, 2008


         Total deposits were $321,108,000 at September 30, 2008, which represented a 2% increase from $314,746,000 at December 31, 2007. The Company continues to focus on strategies to change the mix of deposits by reducing the more rate-sensitive and higher-costing certificates of deposit and increasing more stable and lower-costing checking and money market accounts. Borrowings grew to $105,235,000 at September 30, 2008, from $68,513,000 at December 31,
2007, as these additional funds were needed to supplement earning asset growth.

         Shareholders' equity totaled $32,982,000 at September 30, 2008, versus $33,646,000 at December 31, 2007. The $664,000 decrease in capital in the first nine months of 2008 was primarily a result of the Company recording a liability of $1,141,000 effective January 1, 2008, for post-retirement benefits as required under EITF Issues 06-04 and 06-10.

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

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ASBI Reports Third Quarter Results
Page 5
October 16, 2008
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


                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                             SEPTEMBER 30,                     SEPTEMBER 30,
                                                     ------------------------------    ------------------------------
                                                          2008             2007             2008             2007
                                                     -------------    -------------    -------------    -------------
Interest income                                      $     5,849      $     5,941      $     17,643     $    17,854
Interest expense                                           2,841            3,514             8,897          10,629
                                                     -------------    -------------    -------------    -------------
Net interest income                                        3,008            2,427             8,746           7,225
Provision (credit) for loan losses                           205           (1,927)              797          (1,747)
                                                     -------------    -------------    -------------    -------------
Net interest  income after  provision  for loan
   losses                                                  2,803            4,354             7,949           8,972
Other income                                               1,023              985             3,184           2,963
Other expense                                              3,458            3,544            10,321          10,456
                                                     -------------    -------------    -------------    -------------
Income  before income taxes                                  368            1,795               812           1,479
Income (benefit) tax                                         (25)             405              (347)            135
                                                     -------------    -------------    -------------    -------------
Net income                                           $       393      $     1,390      $      1,159     $     1,344
                                                     =============    =============    =============    =============
Net income per share:
   Basic                                             $      0.13      $      0.47      $       0.39     $      0.45
                                                     =============    =============    =============    =============
   Diluted                                           $      0.13      $      0.47      $       0.39     $      0.45
                                                     =============    =============    =============    =============
Weighted average shares outstanding:
   Basic                                                   2,989            2,989             2,989           3,003
                                                     =============    =============    =============    =============
   Diluted                                                 2,989            2,989             2,989           3,003
                                                     =============    =============    =============    =============

Dividends declared per share                         $      0.04      $      0.04      $       0.12     $      0.12
                                                     =============    =============    =============    =============

                                                                         SEPT. 30,       DEC. 31,          SEPT. 30,
                                                                           2008            2007              2007
                                                                      -------------    -------------    -------------
Total assets                                                          $    467,802     $    426,791     $    422,113
Cash and cash equivalents                                                   17,806           17,172           12,296
Investment securities available for sale                                    78,221           66,692           78,616
Loans receivable                                                           317,739          296,950          285,086
Allowance for loan losses                                                    3,014            2,677            2,739
                                                                      -------------    -------------    -------------
   Loans, net                                                              314,725          294,273          282,347

Allowance  for loan losses as a  percentage  of
   loans receivable                                                          0.95%            0.90%            0.96%
Non-performing loans                                                  $      4,515     $      2,638     $      2,440
Allowance  for loan losses as a  percentage  of
   non-performing loans                                                      66.7%           101.5%           112.3%

Deposits:
   Non-interest-bearing                                               $     22,988     $     20,429     $     20,251
   Interest-bearing                                                        298,120          294,317          299,517
                                                                      -------------    -------------    -------------
                                                                           321,108          314,746          319,768

Borrowed funds                                                        $    105,235     $     68,513     $     60,304
Shareholders' equity                                                        32,982           33,646           33,528
Loans accounted for on a non-accrual basis                                   4,467            2,638            2,388
Book value per share                                                         11.03            11.26            11.22
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